Exhibit 99.1

P3 Health Partners Announces Second Quarter 2026 Results
Raises Full-Year 2026 Adjusted EBITDA Guidance
Management to Host Conference Call and Webcast August 10, 2026 at 4:30 PM ET
HENDERSON, NV—August 10, 2026—P3 Health Partners Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, today announced its financial results for the second quarter ended June 30, 2026.

"Q2 demonstrates that the business is now executing according to our plan. We delivered $54 million of adjusted EBITDA, with the core business driving improved profitability quarter over quarter. Our results reflect the structural improvements now embedded across our contracts, our network, and our operating model, the work I outlined at the onset of my tenure. That strength gives us the confidence to raise our full-year 2026 adjusted EBITDA outlook and to enter the second half focused on execution." said Dr. Aric Coffman, CEO of P3.
Second Quarter 2026 Financial Results
•At-risk membership was approximately 105,000 members for the second quarter, a decrease of 10% compared to prior year, reflecting previously disclosed intentional network and payer rationalization. Total lives under management were approximately 133,000 for the quarter, including the approximately 28,000 lives under management service arrangements.
•Total revenue was $386 million, an increase of 9% compared with the prior year quarter. Total per-member capitated revenue increased 15% from the same period in the prior year driven by improved network economics, rate progression, and burden of illness performance.
•Medical margin(1) for the quarter was $97.8 million, or $311 on a per-member-per-month basis. The results include the favorable impact of payer settlements and prior year development recognized in the quarter. Excluding these items, medical margin for the quarter was $52.9 million, or $168 on a per-member-per-month basis.
•Net income was $15.7 million compared to a net loss of $43.7 million in the prior year quarter.
•Adjusted EBITDA(1) for the quarter was $54.4 million, or $173 PMPM, compared to a loss of $17.1 million, or negative $49 per-member-per-month in the prior year quarter.

Revised Fiscal 2026 Guidance
•Full-year revised guidance reflects the impact of underlying first half performance, as well as the prior-year development and payer settlements recognized in the quarter.

	Year Ending December 31, 2026
	Low	High
At-risk Members(2)	102,000	106,000
Total Revenues (in millions)	$1,500	$1,600
Medical Margin(1)(3) (in millions)	$260	$300
Medical Margin(1)(3) PMPM	$210	$240
Adjusted EBITDA(1)(3) (in millions)	$80	$110
(1)Adjusted EBITDA, Adjusted EBITDA per member, per month (“PMPM”), medical margin, and medical margin PMPM are non-GAAP financial measures. For reconciliations of these measures to the most directly comparable GAAP measures, if applicable, and more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures.”
(2)See “Key Performance Metrics” for additional information on how the Company defines “at-risk members.”
(3)     The Company is not able to provide a quantitative reconciliation of guidance for Adjusted EBITDA, medical margin and medical margin PMPM to net income (loss), gross profit and gross profit PMPM, the most directly comparable GAAP measures, respectively, and has not provided forward-looking guidance for net income (loss), because of the uncertainty around certain items that may impact net income (loss), gross profit (loss) or gross profit (loss) PMPM that are not within our control or cannot be reasonably predicted without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below.

The foregoing 2026 outlook statement represents management's current estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the “Cautionary Note Regarding Forward-Looking Statements” included in this release. Management does not assume any obligation to update these estimates.
Management to Host Conference Call and Webcast on August 10, 2026 at 4:30 PM ET

Title & Webcast	P3 Health Second Quarter 2026 Earnings Conference Call
Date & Time	August 10, 2026, 4:30 PM Eastern Time
Conference Call Details	Toll-Free 1-833-316-0546 (US) International 1-412-317-0692 Ask to be joined into the P3 Health Partners call
The conference call will also be webcast live in the “Events & Presentations” section of the Investor page of the P3 website (ir.p3hp.org). The Company’s press release will be available on the Investor page of P3’s website in advance of the conference call. An archived recording of the webcast will be available on the Investor page of P3’s website for a period of 90 days following the conference call.

About P3 Health Partners (NASDAQ: PIII):
P3 Health Partners Inc. is a leading population health management company committed to transforming healthcare by improving the lives of both patients and providers. Founded and led by physicians, P3 has an expansive network of more than 2,100 affiliated primary care providers across the country. Our local teams of health care professionals manage the care of thousands of patients in 26 counties across five states. P3 supports primary care providers with value-based care coordination and administrative services that improve patient outcomes and lower costs. Through partnerships with these local providers, the P3 care team creates an enhanced patient experience by navigating, coordinating, and integrating the patient’s care within the healthcare system. For more information, visit www.p3hp.org and follow us on LinkedIn and Facebook.com/p3healthpartners.
Non-GAAP Financial Measures
In addition to the financial results prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”), this press release contains certain non-GAAP financial measures as defined by the SEC rules, including Adjusted EBITDA and Adjusted EBITDA PMPM, medical margin, medical margin PMPM, and adjusted operating expense. EBITDA is defined as GAAP net income (loss) before (i) interest, (ii) income taxes and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted to exclude the effect of certain supplemental adjustments, such as (i) mark-to-market warrant gain/loss, (ii) premium deficiency reserves, (iii) equity-based compensation expense, (iv) certain transaction and other related costs and (v) certain other items that we believe are not indicative of our core operating performances. Adjusted EBITDA PMPM is defined as Adjusted EBITDA divided by the number of at-risk Medicare members each month divided by the number of months in the period. We believe these non‐GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. Medical margin represents the amount earned from capitation revenue after medical claims expenses are deducted and medical margin PMPM is defined as medical margin divided by the number of Medicare members each month divided by the number of months in the period. Medical claims expenses represent costs incurred for medical services provided to our members. As our platform grows and matures over time, we expect medical margin to increase in absolute dollars; however, medical margin PMPM may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM. Adjusted operating expense is defined as total operating expense excluding depreciation and amortization and costs that management believes are non-core to the underlying operations of the Company, consisting of (i) medical expense, (ii) premium deficiency reserves, (iii) equity-based compensation, and (iv) certain other items that we believe are not indicative of our core operating performance. We do not consider these non‐GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non‐GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. The tables at the end of this press release present a reconciliation of Adjusted EBITDA, medical margin to gross profit, medical margin PMPM to gross profit PMPM, and adjusted operating expense to operating expense, which are the most directly comparable financial measures calculated in accordance with GAAP.

Key Performance Metrics
In addition to our GAAP and non-GAAP financial information, the Company also monitors “at-risk members” to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. At-risk membership represents the approximate number of Medicare members for whom we receive a fixed percentage of premium under capitation arrangements as of the end of a particular period.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements address various matters, including the Company’s future expected growth strategy and operating performance; and the Company’s ability to execute on its identified strategic improvement opportunities, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, our ability to continue as a going concern; our potential need to raise additional capital to fund our existing operations or develop and commercialize new services or expand our operations; our ability to achieve or maintain profitability; our ability to maintain compliance with our debt covenants in the future, or obtain required waivers from our lenders if future operating performance were to fall below current projections, and if there are material changes to management’s assumptions, we could be required to recognize non-cash charges to operating earnings for goodwill and/or other intangible asset impairment; our ability to identify and develop successful new geographies, physician partners, payors and patients; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to fund our growth and expand our operations; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payors; the impact of fluctuations in risk adjustments; our ability to establish and maintain effective internal controls; our ability to maintain compliance with California regulations related to financial solvency and operational performance; our ability to maintain the listing of our securities on Nasdaq; increased labor costs and medical expense; our ability to recruit and retain qualified team members and independent physicians; and the factors described under Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 26, 2026, and in our subsequent filings with the SEC.
All information in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law. You are cautioned not to place undue reliance on any forward-looking statements contained in this press release.

David Deuchler
Investor Relations
Gilmartin Group
investors@p3hp.org

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	June 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash	$21,272	$25,012
Restricted cash	922	795
Health plan receivable, net of allowance for credit losses of $281	135,273	92,458
Clinic fees, insurance and other receivable	9,354	3,379
Prepaid expenses and other current assets	12,517	11,439
TOTAL CURRENT ASSETS	179,338	133,083
Property and equipment, net	2,527	3,374
Intangible assets, net	452,405	492,423
Other long-term assets	20,122	27,761
TOTAL ASSETS	$654,392	$656,641
LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,569	$11,715
Accrued expenses and other current liabilities	43,265	42,820
Accrued payroll	2,421	1,950
Health plan settlements payable	11,386	69,830
Claims payable	228,980	287,790
Premium deficiency reserve	72,742	86,116
Current portion of long-term debt	21,800	45,036
Short-term debt	418	—
TOTAL CURRENT LIABILITIES	388,581	545,257
Operating lease liability, net	10,417	11,475
Warrant liabilities	10,389	2,462
Long-term debt, net	98,054	228,374
Other long-term liabilities	9,308	9,308
TOTAL LIABILITIES	516,749	796,876
COMMITMENTS AND CONTINGENCIES
MEZZANINE EQUITY:
Redeemable non-controlling interest	64,453	14,997
STOCKHOLDERS’ EQUITY (DEFICIT):
Series A 13.5% Cumulative Preferred Stock	21,186	—
Series B 17.5% Cumulative Preferred Stock	18,717	—
Series C 19.5% Cumulative Preferred Stock	81,317	—
Series D 19.5% Cumulative Preferred Stock	43,218	—
Class A common stock	—	—
Class V common stock	—	—
Additional paid in capital	550,226	495,909
Accumulated deficit	(642,474)	(651,141)
Non-controlling interest	1,000	—
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	73,190	(155,232)
TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY (DEFICIT)	$654,392	$656,641

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
OPERATING REVENUE:
Capitated revenue	$366,398	$351,724	$745,897	$721,241
Other revenue	19,983	4,064	26,874	7,772
TOTAL OPERATING REVENUE	386,381	355,788	772,771	729,013
OPERATING EXPENSE:
Medical expense	300,377	351,350	636,401	723,393
Premium deficiency reserve	(8,659)	(5,967)	(13,374)	(12,929)
Corporate, general and administrative expense	32,393	23,446	58,163	48,626
Depreciation and amortization	21,044	21,083	42,118	42,135
TOTAL OPERATING EXPENSE	345,155	389,912	723,308	801,225
OPERATING INCOME (LOSS)	41,226	(34,124)	49,463	(72,212)
OTHER INCOME (EXPENSE):
Interest expense, net	(7,862)	(10,145)	(24,628)	(18,870)
Mark-to-market of stock warrants and purchased put option	(16,366)	2,002	(16,036)	5,324
Other	(82)	583	160	901
TOTAL OTHER EXPENSE	(24,310)	(7,560)	(40,504)	(12,645)
INCOME (LOSS) BEFORE INCOME TAXES	16,916	(41,684)	8,959	(84,857)
INCOME TAX BENEFIT (PROVISION)	(1,265)	(1,981)	9,732	(3,054)
NET INCOME (LOSS)	15,651	(43,665)	18,691	(87,911)
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	8,207	(23,303)	10,024	(47,069)
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$7,444	$(20,362)	$8,667	$(40,842)
LESS: CUMULATIVE PREFERRED STOCK DIVIDENDS	9,570	—	9,570	—
NET LOSS ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$(2,126)	$(20,362)	$(903)	$(40,842)

NET INCOME (LOSS) PER SHARE:
Basic	$(0.63)	$(6.23)	$(0.27)	$(12.52)
Diluted	$(0.63)	$(6.23)	$(0.27)	$(12.52)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,362	3,267	3,325	3,263
Diluted	3,362	3,267	3,325	3,263

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$18,691	$(87,911)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Noncash reduction of prior period medical expense	(56,000)	—
Depreciation and amortization	42,118	42,135
Mark-to-market adjustment of stock warrants and purchased put option	16,036	(5,324)
Paid in-kind interest expense	14,710	10,619
Premium deficiency reserve	(13,374)	(12,929)
Amortization of original issue discount and debt issuance costs	3,403	402
Equity-based compensation	1,917	3,271
Deferred income taxes	478	—
Loss on asset sale and disposal	127	—
Changes in operating assets and liabilities:
Health plan receivable	(27,173)	27,803
Clinic fees, insurance, and other receivable	(5,975)	(3,625)
Prepaid expenses and other current assets	(9,187)	(1,747)
Other long-term assets	5,039	(14,464)
Accounts payable, accrued expenses, and other current liabilities	(3,597)	6,200
Accrued payroll	471	(1,560)
Health plan settlements payable	(44,182)	(13,694)
Claims payable	(32,714)	948
Accrued interest	—	—
Operating lease liability	(169)	(223)
Net cash used in operating activities	(89,381)	(50,099)
CASH FLOWS FROM INVESTING ACTIVITIES:
Other, net	(251)	—
Net cash provided by (used in) investing activities	(251)	50
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock, net of issuance costs	42,674	—
Proceeds from long-term debt, net of original issue discount	27,000	45,000
Proceeds from issuance of warrants	15,961	—
Proceeds from short-term debt	1,044	1,137
Repayment of short-term and long-term debt	(626)	(682)
Payment of debt issuance costs	(30)	(181)
Payment of tax withholdings upon settlement of restricted stock unit awards	(4)	—
Net cash provided by financing activities	86,019	45,274
Net change in cash and restricted cash	(3,613)	(4,775)
Cash and restricted cash, beginning of period	25,807	44,102
Cash and restricted cash, end of period	$22,194	$39,327

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (LOSS)
(in thousands, except PMPM)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$15,651	$(43,665)	$18,691	$(87,911)
Interest expense, net	7,862	10,145	24,628	18,870
Depreciation and amortization	21,044	21,083	42,118	42,135
Income tax provision (benefit)	1,265	1,981	(9,732)	3,054
Mark-to-market of stock warrants and purchased put option	16,366	(2,002)	16,036	(5,324)
Premium deficiency reserve	(8,659)	(5,967)	(13,374)	(12,929)
Equity-based compensation	866	1,463	1,917	3,271
Other(1)	50	(148)	(80)	(466)
Adjusted EBITDA (loss)	$54,445	$(17,110)	$80,204	$(39,300)

Adjusted EBITDA (loss) PMPM	$173	$(49)	$127	$(87)
_____________________________________________
(1)Other during the three and six months ended June 30, 2026 consisted of interest income partially offset by valuation allowance on our notes receivable. Other during the three and six months ended June 30, 2025 consisted of interest income partially offset by severance expense in connection with reorganization of workforce.

MEDICAL MARGIN
(in thousands, except PMPM)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Capitated revenue	$366,398	$351,724	$745,897	$721,241
Less: medical claims expense	(268,595)	(321,109)	(574,437)	(673,426)
Medical margin	$97,803	$30,615	$171,460	$47,815
Medical margin PMPM	$311	$88	$271	$69
RECONCILIATION OF GROSS PROFIT (LOSS) TO MEDICAL MARGIN
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Gross profit (loss)	$86,004	$4,438	$136,370	$5,620
Other revenue	(19,983)	(4,064)	(26,874)	(7,772)
Other medical expense	31,782	30,241	61,964	49,967
Medical margin	$97,803	$30,615	$171,460	$47,815

RECONCILIATION OF TOTAL OPERATING EXPENSE TO ADJUSTED OPERATING EXPENSE
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total operating expense	$345,155	$389,912	$723,308	$801,225
Medical expense	(300,377)	(351,350)	(636,401)	(723,393)
Depreciation and amortization	(21,044)	(21,083)	(42,118)	(42,135)
Premium deficiency reserve	8,659	5,967	13,374	12,929
Equity-based compensation	(866)	(1,463)	(1,917)	(3,271)
Other	—	133	—	195
Adjusted operating expense	$31,527	$22,116	$56,246	$45,550